Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "EKIMAS CORPORATION" AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF CONVERSION, FILED THE TWENTY-FIFTH DAY OF OCTOBER, A.D. 2007, AT 11:37 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE TWENTY-SIXTH DAY OF OCTOBER, A.D. 2007 AT 9 O'CLOCK A.M.

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FIFTH DAY OF OCTOBER, A.D. 2007, AT 11:37 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF INCORPORATION IS THE TWENTY-SIXTH DAY OF OCTOBER, A.D. 2007 AT 9 O'CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE TWENTY-EIGHTH DAY OF JANUARY, A.D. 2008, AT 10:17 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

4446327 8100H
SR# 20214052355

Authentication: 204940422
Date: 12-10-21

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "CARDIOTECH INTERNATIONAL, INC." TO "ADVANSOURCE BIOMATERIALS CORPORATION", FILED THE FIFTEENTH DAY OF OCTOBER, A.D. 2008, AT 11:17 O`CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE SIXTH DAY OF JULY, A.D. 2011, AT 5:31 O`CLOCK P.M.

CERTIFICATE OF REVIVAL, FILED THE TWENTIETH DAY OF MAY, A.D. 2015, AT 7:16 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "ADVANSOURCE BIOMATERIALS CORPORATION" TO "EKIMAS CORPORATION", FILED THE THIRD DAY OF MARCH, A.D. 2020, AT 11:32 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "EKIMAS CORPORATION".

Jeffrey W. Bullock, Secretary of State

CERTIFICATE OF CONVERSION

OF

CARDIOTECH INTERNATIONAL, INC.

Pursuant to Section 265 of the Delaware General Corporation Law

FIRST: The name of the corporation is CardioTech International, Inc. (hereinafter sometimes referred to as the "Corporation").

SECOND: The jurisdiction where the Corporation first formed, and the jurisdiction of the Corporation immediately prior to filing this Certificate of Conversion, was Massachusetts.

THIRD: The date the Corporation first formed was April 7, 1993.

FOURTH: The name of the Corporation as set forth in its Certificate of Incorporation is Polymedica Biomaterials, Inc.

FIFTH: The name of the Corporation immediately prior to filing this Certificate of Conversion was CardioTech International, Inc.

SIXTH: This Certificate of Conversion shall be effective at 9:00 a.m. EDT on Friday, October 26, 2007.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Conversion to be signed by Michael F. Adams, its Chief Executive Officer and President, as of the 22nd day of October, 2007.

Michael F. Adams
Chief Executive Officer and President

NY1 26488049.1
BO1 15889147.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:45 AM 10/25/2007
FILED 11:37 AM 10/25/2007
SRV 071153644 - 4446327 FILE

CERTIFICATE OF INCORPORATION

OF

CARDIOTECH INTERNATIONAL, INC.

FIRST: The name of the corporation is CardioTech International, Inc. (hereinafter sometimes referred to as the "Corporation").

SECOND: The registered office of the Corporation is to be located at 1209 Orange Street in the City of Wilmington in the county of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "GCL").

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 55,000,000, of which 50,000,000 shares shall be Common Stock of the par value of $.001 per share and 5,000,000 shares shall be Preferred Stock of the par value of $.001 per share.

A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The Board of Directors shall be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible. The initial director, as appointed by the sole incorporator, shall be designated a Class III director and shall then appoint Class I, Class II and Class III directors, as necessary. The directors in Class I shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class II shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class III shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation's by-laws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

B. Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

C. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

D. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interests, or for any other reason.

E. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the

provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

F. Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least eighty percent (80%) of the votes which all the stockholders would be entitled to cast in an election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article FIFTH or Article SIXTH.

SIXTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors,

and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH: This Certificate of Incorporation shall be effective at 9:00 a.m. EDT on Friday, October 26, 2007.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be signed by Michael F. Adams, its Chief Executive Officer and President, as of the 22nd day of October, 2007.

Michael F. Adams
Chief Executive Officer and President

BOI 15889148.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:17 AM 01/28/2008
FILED 10:17 AM 01/28/2008
SRV 080087528 - 4446327 FILE

CERTIFICATE OF DESIGNATION

OF

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

(Pursuant to Section 151 of the Delaware General Corporation Law)

CARDIOTECH INTERNATIONAL, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Company"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law pursuant to an action by unanimous written consent of the Board of Directors:

> **RESOLVED,** that pursuant to the authority granted to and vested in the Company's Board of Directors in accordance with the provisions of the Company's Certificate of Incorporation (the "Charter"), the Board of Directors hereby creates a series of Junior Preferred Stock and hereby states the designation and number of shares, and fixes the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof (in addition to the provisions set forth in the Charter, which are applicable to all classes and series of the Company's preferred stock), as follows:

Series A Junior Participating Preferred Stock:

Section 1. **Designation and Amount.** Five Hundred Thousand (500,000) shares of Preferred Stock, par value $0.001 per share, are designated "Series A Junior Participating Preferred Stock" with the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions specified herein (the "Junior Preferred Stock"). Such number of shares may be increased or decreased by resolution of the Board of Directors; *provided*, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Junior Preferred Stock.

Section 2. **Dividends and Distributions.**

(A) Subject to the rights of the holders of any shares of any series of the Company's preferred stock, par value $0.001 per share ("Preferred Stock"), or any similar stock, ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of the Company's common stock, par value $0.001 per share ("Common Stock"), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of April, July, October and January in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case, the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (b) of

the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Company shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); *provided*, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3. **Voting Rights.** The holders of shares of Junior Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the Company's stockholders (the "Stockholders"). In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock having general voting rights shall vote together as one class on all matters submitted to a vote of the Stockholders.

(C) Except as set forth herein, or as otherwise provided by law, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. **Certain Restrictions.**

(A) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Company shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Company shall not permit any of its subsidiaries to purchase or otherwise acquire for consideration any shares of the Company's capital stock unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Junior Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Amended and Restated Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up. Upon the Company's liquidation, dissolution or winding up, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Junior Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, Etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property

(payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. **No Redemption.** The shares of Junior Preferred Stock shall not be redeemable.

Section 9. **Rank.** The Junior Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of Preferred Stock.

Section 10. **Amendment.** The Company's Certificate of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Junior Preferred Stock, voting together as a single class.

IN WITNESS WHEREOF, the undersigned have executed this certificate as of January 28, 2008.

CARDIOTECH INTERNATIONAL, INC.

By: ______________________
Name: Michael F. Adams
Title: Chief Executive Officer and President

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:16 AM 10/15/2008
FILED 11:17 AM 10/15/2008
SRV 081038334 - 4446327 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of CardioTech International, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered " First " so that, as amended, said Article shall be and read as follows:

The name of the corporation is AdvanSource Biomaterials Corporation.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 15th day of October, 2008.

By: [signature]
Authorized Officer

Title: Treasurer

Name: Eric G. Walters
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:31 PM 07/06/2011
FILED 05:31 PM 07/06/2011
SRV 110796422 - 4446327 FILE

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATION AND
FOREIGN LIMITED LIABILITY COMPANY

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Advansource Biomaterials Corporation, a Delaware Corporation, and the name of the limited liability company being merged into this surviving corporation is CardioTech Realty LLC a *(list jurisdiction)* Massachusetts limited liability company.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.

THIRD: The name of the surviving corporation is Advansource Biomaterials Corporation.

FOURTH: The merger is to become effective on upon filing.

FIFTH: The Agreement of Merger is on file at 229 Andover Street, Wilmington, MA 01887, the place of business of the surviving corporation.

SIXTH: A copy of the Agreement of Merger will be furnished by the corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.

SEVENTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 6th day of July, A.D., 2011.

By: /s/ David E. Dryer
Authorized Officer

Name: David E. Dryer
Print or Type

Title: Assistant Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:16 PM 05/20/2015
FILED 07:16 PM 05/20/2015
SRV 150727808 - 4446327 FILE

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER

The corporation organized under the laws of the State of Delaware, the charter of which was voided for non-payment of taxes and/or for failure to file a complete annual report, now desires to procure a restoration, renewal and revival of its charter pursuant to Section 312 of the General Corporation Law of the State of Delaware, and hereby certifies as follows:

1. The name of the corporation is ADVANSOURCE BIOMATERIALS CORPORATION.

2. The Registered Office of the corporation in the State of Delaware is located at 1209 ORANGE ST (street), in the City of WILMINGTON, County of NEW CASTLE Zip Code 19801. The name of the Registered Agent at such address upon whom process against this Corporation may be served is THE CORPORATION TRUST COMPANY.

3. The date of filing of the Corporation's original Certificate of Incorporation in Delaware was 10-25-2007.

4. The renewal and revival of the charter of this corporation is to be perpetual.

5. The corporation was duly organized and carried on the business authorized by its charter until the 1 day of MARCH A.D.2015, at which time its charter became inoperative and void for non-payment of taxes and/or failure to file a complete annual report and the certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

By: /S/MICHAEL F. ADAMS
Authorized Officer

Name: MICHAEL F. ADAMS
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:32 AM 03/03/2020
FILED 11:32 AM 03/03/2020
SR 20201871558 - File Number 4446327

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION OF
ADVANSOURCE BIOMATERIALS CORPORATION

AdvanSource Biomaterials Corporation, a corporation organized and existing under the laws of the State of Delaware (the "**Corporation**"), certifies that:

1. The name of the Corporation is AdvanSource Biomaterials Corporation. The Corporation was originally incorporated under the name "CardioTech International, Inc." The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 25, 2007. A Certificate of Amendment of the Corporation's Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 15, 2008.

2. This Certificate of Amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation.

3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment amends the provisions of the Corporation's Certificate of Incorporation (the "**Certificate**") as set forth herein.

4. Article First of the Certificate is hereby amended and restated to read in its entirety as follows:

"The name of the corporation is EKIMAS Corporation (the "**Corporation**")."

5. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, AdvanSource Biomaterials Corporation has caused this Certificate of Amendment to be signed by Michael F. Adams, a duly authorized officer of the Corporation, on March 3, 2020.

Michael F. Adams
President and Chief Executive Officer

{00765758.DOC.1}

Service Request# **20198271922**

State of Delaware

SECRETARY OF STATE
DIVISION OF CORPORATIONS
P.O. BOX 898
DOVER, DELAWARE 19903

8065904
ELLENOFF GROSSMAN & SCHOLE LLP
1345 AVENUE OF THE AMERICAS
11TH FLOOR
NEW YORK, NY 10105

11-25-2019

ATTN: ECORP

DESCRIPTION		AMOUNT
7721113 - EKIMAS CORPORATION - 03/24/2020		
0100C Name Reserve; Charge		
	Name Reservation Fee	$75.00
	TOTAL CHARGES	$75.00
	TOTAL PAYMENTS	$75.00
	BALANCE	$0.00